1996 (REPLACEMENT) TERM NOTE

$1,218,750                                                   New York, New York
                                                         As of February 1, 1997

        FOR VALUE RECEIVED, COMPUTER OUTSOURCING SERVICES, INC. the "Borrower"), HEREBY PROMISES TO PAY to the order of THE CHASE MANHATTAN BANK (the "Bank"), at its offices located at 1411 Broadway, New York, New York 10018, or at such other place as the Bank or any holder hereof may from time to time designate, the principal sum of ONE MILLION TWO HUNDRED AND EIGHTEEN THOUSAND SEVEN HUNDRED AND FIFTY DOLLARS ($1,218,750), in lawful money of the United States, in immediately available funds in thirty-nine (39) equal consecutive monthly installments of $31,250 payable on the first of each month commencing on March 1, 1997 with the final installment due on May 1, 2000 (the "Maturity Date")(or earlier as hereinafter referred to), and to pay interest in like money at such office or place from the date hereof on the unpaid principal balance of each Loan (as hereinafter defined) made hereunder at a rate equal to the Applicable Interest Rate (as hereinafter defined) for such Loan, which shall be payable on the Interest Payment Date relating to such Loan (as hereinafter defined) until such Loan shall be due and payable (whether at maturity, by acceleration or otherwise) and thereafter, on demand. Interest after maturity shall be payable at a rate four percent (4%) per annum above the Applicable Rate in effect from time to time which rate shall be computed for actual number of days elapsed on the basis of a 360-day year and shall be adjusted as of the date of each such change, but in no event higher than the maximum permitted under applicable law.

        Interest/Grid Schedule
        ----------------------

        The Bank is authorized to enter on the Grid Schedule attached hereto
(i) the amount of each Loan made from time to time hereunder, (ii) the date on which each Loan is made, (iii) the applicable Interest Period for each Loan which in no event shall be later than the Maturity Date, (iv) the interest rate agreed between the Borrower and the Bank as the interest rate to be paid to the Bank on each Loan (each such rate, an "Applicable Interest Rate"), which rate, at the Borrower's option in accordance herewith, shall be at (a) the Alternate Base Rate (as hereinafter defined)(the "Prime Rate Loan(s)") or (b) the Adjusted Eurodollar Rate (as hereafter defined) plus 2.25% (the "Eurodollar Loan"), (v) the amount of each payment made hereunder, and (vi) the outstanding principal balance of the Loans hereunder from time to time, all of which entries, in the absence of manifest error, shall be rebuttably presumed correct and binding on the Borrower; PROVIDED HOWEVER, that the failure of the Bank to make any such entries shall not relieve the Borrower from its obligation to pay any amount due hereunder.

        Prepayment
        ----------

        The Borrower shall not have the right to prepay any Loan, other than Loans based on the Prime Rate, prior to the last day of the applicable Interest Period of such Loan. In the event the Borrower does prepay a Eurodollar Loan prior to the last day of the applicable Interest Period, the Borrower shall reimburse the Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by any prepayment.

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        Loans by the Bank
        -----------------

        The term loan hereunder may be made in any combination of loans (each a "Loan" and collectively the "Loans") as may be requested by the Borrower hereunder, which Loans shall in no event exceed the lesser of $1,218,750 or the aggregate outstanding principal balance hereunder. Any Eurodollar Loan shall be in a minimum principal amount of $500,000 and in increments of $100,000. Each such request for a Loan shall be made by any officer of the Borrower or any person designated in writing by any such officer, all of which are hereby designated and authorized by the Borrower to request Loans and agree to the terms thereof (including, without limitation the Applicable Interest Rate and Interest Period with respect thereto). The Borrower shall give the Bank notice at least three (3) Business Days prior to the date hereof and the end of each Interest Period (as hereafter defined) specifying whether the Loan shall bear interest at the Eurodollar Rate and the Interest Period applicable thereto. Same day notice by noon is required for Prime Loans. No more than three (3) Eurodollar Loans may be outstanding at any one time. In the event the Borrower shall fail to provide such notice, the Loan shall be deemed to bear interest at the applicable Prime Rate and shall have an Interest Period of one month.

        The Borrower shall have the right at any time upon the prior irrevocable written notice to the Bank required above to continue at the end of the then prevailing Interest Period any Prime Rate Loan or Eurodollar Loan or portion thereof into a subsequent Interest Period and at the end of the then prevailing Interest Period to convert any Loan or portion thereof into a Prime Rate Loan or Eurodollar Loan, subject to the selection of Interest Periods in accordance with the definition thereof and to the following conditions :

        (a) no Eurodollar Loan maybe continued as such and no Prime Rate Loan may be converted to a Eurodollar Rate Loan if an Event of Default under the Standby Credit and Term Loan Agreement dated as of April 5, 1994, as amended among the Borrower, the Bank and certain guarantors named therein ("Credit Agreement") or, any event which upon notice or lapse of time or both would constitute an Event of Default thereunder, shall have occurred and be continuing at the time of such continuation or conversion;

        (b) in the case of a continuation of or conversion of less than all of a Loan, the principal amount of each Eurodollar Loan continued or into which another Type of Loan has been converted shall not be less than $500,000 and shall be in an integral multiple of $100,000;

        (c) each conversion shall be effected by the Bank by applying the proceeds of the new Prime Rate Loan or Eurodollar Loan to the Loan (or portion thereof) being converted, and accrued interest on the Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;






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        (d)     if the last day of an Interest Period with respect to a Loan that is to be converted to a Eurodollar Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from the last such day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were a Prime Rate Loan;

        (e) a Eurodollar Loan may be converted to another Type of Loan only on the last day of its Interest Period; and

        (f) any portion of a Eurodollar Loan that cannot be converted or continued as a Eurodollar Loan by reason of prepayment penalties thereon automatically shall be converted at the end of the prevailing Interest Period to a Prime Rate Loan.

        Increased Cost
        --------------

        If at any time after the date hereof, the Board of Governors of the Federal Reserve System or any political subdivision of the United States of America or any other government, governmental agency or central bank shall impose or modify any reserve or capital requirement on or in respect of loans made by or deposits with the Bank or shall impose on the Bank or the Eurodollar market any other conditions affecting Eurodollar Loans, and the result of the foregoing is to increase the cost to (or, in the case of Regulation D, to impose a cost on) the Bank of making or maintaining any Eurodollar Loans or to reduce the amount of any sum receivable by the Bank in respect thereof, by an amount deemed by the Bank to be material, then, within 30 days after notice and demand by the Bank, the Borrower shall pay to the Bank such additional amounts as will compensate the Bank for such increased cost or reduction; 'provided', that the Borrower shall not be obligated to compensate the Bank for any increased cost resulting from the application of Regulation D as required by the definition of Adjusted Eurodollar Rate. Any such obligation by the Borrower to the Bank shall not be due and owing until the Bank has delivered written notice to the Borrower. Failure by the Bank to provide such notice shall not be deemed a waiver of any of its rights hereunder. A certificate of the Bank claiming compensation hereunder and setting forth the additional amounts to be paid to it hereunder and the method by which such amounts were calculated shall be conclusive in the absence of manifest error.

        Capital Adequacy
        ----------------

        If the Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any lending office of the Bank) or the Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company, if any, as a consequence of its obligations hereunder to a level below that which the Bank or the Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank or the Bank's holding company for any such reduction suffered.

        Indemnity
        ---------

        The Borrower shall indemnify the Bank against any loss or expense which the Bank may sustain or incur as a consequence of the occurrence of any Event of Default or any loss or reasonable expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain any Eurodollar Loan or any part thereof which the Bank may sustain or incur as a consequence of any default in payment of the principal amount of the Loan or any part thereof or interest accrued thereon. The Bank shall provide to the Borrower a statement, supported where applicable by documentary evidence, explaining the amount of any such loss or expense, which statement shall be conclusive absent manifest error.

        Change In Legality
        ------------------

        (a) Notwithstanding anything to the contrary contained elsewhere in this Note, if any change after the date hereof in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful (based on the opinion of any counsel, whether in-house, special or general, for the Bank) for the Bank to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower by the Bank, the Bank may require that all outstanding Eurodollar Loans made hereunder be converted to Prime Loans, whereupon all such Eurodollar Loans shall be automatically converted to Prime Loans as of the effective date of such notice as provided in paragraph (b) below.

        (b) For purpose of this Section, a notice to the Borrower by the Bank pursuant to paragraph (a) above shall be effective, if lawful and if any Eurodollar shall then be outstanding, on the last day of the then current Interest Period; otherwise, such notice shall be effective on the date of receipt by the Borrower.

        Events of Default
        -----------------

        This promissory note is the 1996 (Replacement) Term Note referred to in the Credit Agreement and is subject to prepayment, acceleration of maturity and other terms and conditions as set forth therein.

        Set-Off
        -------

        The Borrower hereby gives to the Bank a lien on, security interest in and right of set-off against all moneys, securities and other property of the Borrower and the proceeds thereof, now or hereafter delivered to, remaining with or in transit in any manner to the Bank, its correspondents, affiliates (including Chase Securities Inc.) or its agents from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise or coming into possession, control or custody of the Bank in any way, and also, any balance of any deposit accounts and credits of the Borrower with, and any and all claims of the Borrower against the Bank at any time existing, as collateral security for the payment of this Note and of all other liabilities and obligations now or hereafter owed by the Borrower to the Bank, contracted with or acquired by the Bank, whether joint, several, absolute, contingent, secured, unsecured, matured or unmatured (all of which are hereafter collectively called "Liabilities"), hereby authorizing the Bank at any time or times, without prior notice, to apply such balances, credits or claims, or any part thereof, to such Liabilities in such amounts as it may select, whether contingent, unmatured or otherwise and whether any collateral security therefor is deemed adequate or not. The collateral security described herein shall be in addition to any collateral security described in any separate agreement executed by the Borrower in favor of the Bank.

        Definitions
        -----------

        A.  Adjusted Eurodollar Rate
            ------------------------
            "Adjusted Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/8 of 1%) equal to the product of (i) the Eurodollar Rate in effect for such Interest Period and (ii) Statutory Reserves.

            "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, the rate (rounded upwards, if necessary, to the next 1/8 of 1% at which dollar deposits approximately equal in principal amount to the Bank's Eurodollar Loan and for the maturity equal to the applicable Interest Period are offered by the Bank in immediately available funds in an Interbank Market for Eurodollars at approximately 11:00 a.m., New York City time, two Business Days prior to the commencement of such Interest Period.

        B.  Alternate Base Rate
            -------------------
            "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards to the next highest 1/8 of 1% if not already an integral multiple of 1/8 of 1%) equal to the greater of (a) the Prime Rate (computed on the basis of the actual number of days elapsed over a year of 360 days) in effect on such date, or
            (b) the Federal Funds Effective Rate in effect on such date plus
            1%.

            "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business
            Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by it. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate shall be effective on the effective date of such change in the Federal Funds Effective Rate. If for any reason the Bank shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Bank to obtain sufficient bids or publications in accordance with the terms thereof, the Alternate Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

        B.  Business Day
            ------------
            A "Business Day" shall mean any day other than a Saturday, Sunday or other day on which the Bank is authorized or required by law or regulation to close, and which is a day on which transactions in dollar deposits are being carried out in London, England for Eurodollar Loans and New York City for Prime Loans.

        C.  Interest Payment Date
            ---------------------
            "Interest Payment Date" means (a) as to any Eurodollar Rate Loans or Prime Rate Loans at the end of each month following such Loan and (b) as to all Loans, the respective Maturity Date.

        D.  Interest Period
            ---------------

            (i) For Eurodollar Loans, "Interest Period" shall mean the period commencing on the date of such Loan and ending 1, 3, 6 and 12 months subject to availability (as selected by the Borrower and recorded on the grid attached hereto) after the date of such Loan 'provided, however,' such Interest Period shall not extend past the Maturity Date.

            (ii) For Prime Loans, "Interest Period" shall mean the period agreed to by the parties hereto, however, the Interest Period shall not extend past the Maturity Date.

            If any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day.

        E.  Prime Rate
            ----------
            "Prime Rate" shall mean the rate of interest as is publicly announced at the Bank's principal office from time to time as its Prime Rate.

        F.  Statutory Reserves
            ------------------
            "Statutory Reserves" shall mean a fraction (expressed as a decimal, the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System and any other banking authority to which the Bank is subject,
            (a) with respect to the Adjusted Certificate of Deposit Rate, for new negotiable time deposits in dollars of over $100,000 with maturities approximately equal to the applicable Interest Period, and (b) with respect to the Adjusted Eurodollar Rate, for Eurocurrency Liabilities as defined in Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to the Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

        Miscellaneous
        -------------

        The Borrower hereby waives diligence, demand, presentment, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

        This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged and consented to in writing by the party hereof.

        In the event the Bank or any holder hereof shall refer this Note to an attorney for collection, the Borrower agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney's fees, whether or not suit is instituted.

        The Bank reserves the right to sell participations in the Loans or the Note and to provide any participant or prospective participant with information of the Borrower previously received by the Bank.

        In the event of any litigation with respect to this Note, THE BORROWER WAIVES THE RIGHT TO A TRIAL BY JURY and all rights of setoff and rights to interpose counter-claims and cross-claims. The Borrower hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal court located in such State in connection with any action or proceeding arising out of or relating to this Note. The execution and delivery of this Note has been authorized by the Board of Directors and by any necessary vote or consent of the stockholders of the Borrower. The Borrower hereby authorizes the Bank to complete this Note in any particulars according to the terms of the loan evidenced hereby. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contract made and to be performed in such State, and shall be binding upon the successors and assigns of the Borrower and inure to the benefit of the Bank, its successors, endorsees and assigns.

        If any term or provision of this Note shall be held invalid, illegal or unenforceable the validity of all other terms and provisions hereof shall in no way be affected thereby.


                                     COMPUTER OUTSOURCING SERVICES, INC.



                                     /s/-------------------------------
                                                Chairman & CEO

                                 GRID  SCHEDULE
                                 --------------


                                  APPLICABLE        AMOUNT OF
          TYPE       AMOUNT        INTEREST         PRINCIPAL       MATURITY
DATE     OF LOAN     OF LOAN         RATE             REPAID          DATE
----     -------     -------      ----------        ---------       --------